Exhibit 99.1

First Bancshares, Inc. Reports Results for Second Quarter ended June 30, 2021; Increases Quarterly Dividend 7%

HATTIESBURG, Miss.--(BUSINESS WIRE)--July 26, 2021--The First Bancshares, Inc. (“FBMS” or “the Company”) (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) reported today net income available to common shareholders for the quarter ended June 30, 2021.

Highlights for the Quarter:

  Loans, excluding Paycheck Protection Program (”PPP”) loans, increased $45.5 million, 1.6% as compared to the quarter ended March 31, 2021, or 6.4% on an annualized basis.
  Net income available to common shareholders totaled $15.6 million for the quarter ended June 30, 2021, representing a decrease of $1.0 million, or 6.3%, compared to $16.6 million for the quarter ended March 31, 2021. A reduction in PPP fees of $1.6 million attributed to the decrease in net income in the sequential quarter comparison.
  Net income available to common shareholders operating for the quarter ended June 30, 2021 totaled $15.6 million which represents an increase of $4.4 million, or 38.9% as compared to $11.2 million for the second quarter of 2020.
  In year-over-year comparison, net income available to common shareholders increased $7.0 million, or 27.7%, from $25.3 million for the six months ended June 30, 2020 to $32.2 million for the same period ended June 30, 2021.
  In year-over-year comparison, net income available to common shareholders operating increased $12.1 million, or 60.3%, from $20.1 million for the six months ended June 30, 2020 to $32.2 million for the same period ended June 30, 2021.
  Total cost of deposits decreased 19% from 0.37% at quarter end March 31, 2021 to 0.30% at quarter end June 30, 2021.
  Total nonperforming assets decreased $8.7 million representing a 19% decrease as compared to second quarter 2020.
  Provision for credit losses totaled $0 for the quarter as compared to $0 for the sequential quarter comparison and $7.6 million for the second quarter of 2020.
  As of June 30, 2021, total COVID related modifications were $34.9 million, representing 1.2% of the loan portfolio and down from a peak of $676 million or 21% of the loan portfolio in 2020. For additional details related to the effects of COVID-19, see the investor presentation filed and available under presentations and press releases included in the investor relations section of the Company’s website: www.thefirstbank.com.
  During the first quarter of 2021, the Company adopted the Current Expected Credit Losses (“CECL”) methodology for estimating credit losses, effective January 1, 2021.

M. Ray “Hoppy” Cole, President and Chief Executive Officer, commented, “We are pleased with our results for the second quarter. Our earnings remain strong and our team was thrilled to record $45 million in organic loan growth for the quarter. I am encouraged by our efforts to defend our loan to deposit spreads however, our net interest margin continues to be negatively impacted by substantial excess liquidity in this challenging interest rate environment.”

Quarterly Earnings

Net income available to common shareholders totaled $15.6 million for the quarter ended June 30, 2021, a decrease of $1.0 million, or 6.3%, compared to $16.6 million for the quarter ended March 31, 2021. The Company recognized $1.6 million less in PPP loan fee income during the second quarter 2021 as compared to the first quarter 2021 along with a decrease of $0.8 million in mortgage income.

Net income available to common shareholders totaled $15.6 million for the quarter ended June 30, 2021, a decrease of $1.3 million, or 7.9%, compared to $16.9 million for the quarter ended June 30, 2020. A reduction in purchase accounting accretion of $1.1 million partially attributed to the decrease in net income as compared to the second quarter of 2020.

Provision for credit losses totaled $0 for the quarter ended June 30, 2021 and quarter ended March 31, 2021, a decrease of $7.6 million, or $5.9 million net of tax, as compared to the second quarter of 2020.

Earnings Per Share

For the second quarter of 2021, fully diluted earnings per share were $0.74, compared to $0.79 for the first quarter of 2021 and the second quarter of 2020. The decrease in sequential quarter comparison is due to the decrease in net income available to common shareholders of $1.0 million.

Diluted earnings per share operating increased $0.22 from $0.52 for second quarter of 2020 to $0.74 for second quarter of 2021 due to the increase in operating net earnings of $4.4 million for the same period.

Fully diluted earnings per share include the purchase by the Company of 165,623 shares during the first quarter of 2021 and 289,302 shares during the fourth quarter of 2020.

Balance Sheet

Consolidated assets increased $66.9 million to $5.510 billion at June 30, 2021 from $5.443 billion at March 31, 2021. PPP loans at June 30, 2021 were $157.8 million, down $63.9 million from March 31, 2021, due to loan forgiveness under the PPP program.

Total average loans were $3.043 billion for the quarter ended June 30, 2021, as compared to $3.097 billion for the quarter ended March 31, 2021, and $3.157 billion for the quarter ended June 30, 2020, representing a decrease of $54.4 million, or 1.8%, for the sequential quarter comparison, and a decrease of $113.7 million, or 3.6%, for the prior year quarterly comparison. PPP loans averaged $180.3 million for the quarter ended June 30, 2021, $235.4 million for the quarter ended March 31, 2021, and $245.8 million for the quarter ended June 30, 2020.

Excluding the PPP loans, loans increased $45.5 million, or 1.6% as compared to the quarter ended March 31, 2021.

The $54.4 million decrease in average loans, for the sequential quarter comparison was largely related to the $55.1 million decrease in PPP loans over the same period.

Total average deposits were $4.629 billion for the quarter ended June 30, 2021, as compared to $4.410 billion for the quarter ended March 31, 2021, and $4.069 billion for the quarter ended June 30, 2020, representing an increase of $218.9 million, or 5.0%, for the sequential quarter comparison, and an increase of $559.9 million, or 13.8%, for the prior year quarterly comparison.

Average deposits increased $218.9 million, or 5.0% for the sequential quarter comparison of which $30.5 million is related to the seasonality of our public fund portfolio.

Average deposits increased $559.9 million, or 13.8% as compared to the quarter ended June 30, 2020 of which $119.9 is related to the seasonality of our public fund portfolio.

The Company implemented Deposit Reclassification at the beginning of 2020. This program reclassifies noninterest bearing deposits and NOW deposit balances to money market accounts. This program reduces our reserve balance required at the Federal Reserve Bank of Atlanta which provides additional funds for liquidity and lending. At June 30, 2021, $711.7 million in noninterest deposit balances and $837.9 million in NOW deposit accounts were reclassified as money market accounts.

Asset Quality

Nonperforming assets totaled $37.0 million at June 30, 2021, an increase of $0.2 million compared to $36.8 million at March 31, 2021 and a decrease of $8.7 million compared to $45.7 million at June 30, 2020. Nonaccrual loans decreased $2.4 million as compared to March 31, 2021 and decreased $11.6 million as compared to June 30, 2020.

The ratio of the allowance for credit losses (ACL) to total loans was 1.07% at June 30, 2021 and March 31, 2021. The ratio of allowance for loan losses to total loans under the incurred loss model was 0.88% at June 30, 2020. The ratio of annualized net charge-offs (recoveries) to total loans was 0.03% for the quarter ended June 30, 2021 compared to 0.47% for the quarter ended March 31, 2021 and 0.04% for the quarter ended June 30, 2020.

Effective January 1, 2021, the Company adopted the CECL methodology for estimating credit losses. This adoption resulted in a net $0.4 million increase to the ACL and an unfunded commitment reserve of $0.7 million.

Second Quarter 2021 vs. Second Quarter 2020 Earnings Comparison

Net income available to common shareholders for the second quarter of 2021 totaled $15.6 million compared to $16.9 million for the second quarter of 2020, a decrease of $1.3 million or 7.9%. A reduction in purchase accounting accretion of $1.1 million partially attributed to the decrease in net income as compared to the second quarter of 2020.

Net interest income for the second quarter of 2021 was $38.1 million, a decrease of $1.1 million when compared to the second quarter of 2020. The decrease was due to interest income earned on a lower volume of loans and an overall reduction in the net interest margin. Fully tax equivalent (“FTE”) net interest income (non-GAAP) totaled $38.7 million and $39.8 million for the second quarter of 2021 and 2020, respectively. FTE net interest income (non-GAAP) decreased $1.1 million in the prior year quarterly comparison mainly due to decreased loan volume. Purchase accounting adjustments decreased $1.1 million for the second quarter comparisons. Second quarter of 2021 FTE net interest margin (non-GAAP) was 3.14% which included 9 basis points related to purchase accounting adjustments compared to 3.63% for the same quarter in 2020, which included 21 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) decreased 37 basis points in prior year quarterly comparison.

Non-interest income decreased $6.9 million for the second quarter of 2021 as compared to the second quarter of 2020. This decrease is attributed to the $7.6 million bargain purchase gain and gain on sale of land recorded in the second quarter 2020.

Second quarter 2021 non-interest expense was $27.5 million, a decrease of $0.6 million, or 2.2% as compared to the second quarter of 2020. Excluding the net decrease in acquisition charges of $2.3 million for the quarterly comparison, non-interest expense increased $1.7 million in the second quarter of 2021, as compared to second quarter of 2020.

Investment securities totaled $1.303 billion, or 23.6% of total assets at June 30, 2021, versus $953.3 million, or 18.7% of total assets at June 30, 2020. The average balance of investment securities increased $313.7 million in the prior year quarterly comparison. The average tax equivalent yield on investment securities (non-GAAP) decreased 40 basis points to 2.15% from 2.55% in the prior year quarterly comparison. The investment portfolio had a net unrealized gain of $25.6 million at June 30, 2021 as compared to a net unrealized gain of $32.9 million at June 30, 2020.

The FTE average yield on all earning assets (non-GAAP) decreased 67 basis points in prior year quarterly comparison, from 4.23% for the second quarter of 2020 to 3.56% for the second quarter of 2021. Interest expense on average interest bearing liabilities decreased 21 basis points from 0.67% for the second quarter of 2020 to 0.46% for the second quarter of 2021. Cost of all deposits averaged 28 basis points for the second quarter of 2021 compared to 52 basis points for the second quarter of 2020.

Second Quarter 2021 vs First Quarter 2021 Earnings Comparison

Net income available to common shareholders for the second quarter of 2021 decreased $1.0 million to $15.6 million compared to $16.6 million for the first quarter of 2021.

Net interest income for the second quarter of 2021 was $38.1 million as compared to $39.2 million for the first quarter of 2021, a decrease of $1.2 million which is attributed to a decrease in PPP loan fee income of $1.6 million. FTE net interest income (non-GAAP) decreased $1.2 million to $38.7 million from $39.9 million in sequential-quarter comparison. Second quarter 2021 FTE net interest margin (non-GAAP) of 3.14% included 9 basis points related to purchase accounting adjustments compared to 3.34% for the first quarter in 2021, which also included 9 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) decreased 19 basis point in sequential quarter comparison.

Investment securities totaled $1.303 billion, or 23.6% of total assets at June 30, 2021, versus $1.157 billion, or 21.3% of total assets at March 31, 2021. The average balance of investment securities increased $153.3 million in sequential-quarter comparison. The average tax equivalent yield on investment securities (non-GAAP) decreased 17 basis points to 2.15% from 2.32% in sequential-quarter comparison. The investment portfolio had a net unrealized gain of $25.6 million at June 30, 2021 as compared to a net unrealized gain of $21.7 million at March 31, 2021.

The FTE average yield on all earning assets (non-GAAP) decreased in sequential-quarter comparison from 3.84% to 3.56%. Interest expense on average interest bearing liabilities decreased 8 basis points from 0.54% for the first quarter of 2021 to 0.46% for the second quarter of 2021. Cost of all deposits averaged 28 basis points for the second quarter of 2021 compared to 36 basis points for the first quarter of 2021.

Non-interest income decreased $0.7 million in sequential-quarter comparison resulting from decreased mortgage income in the amount of $0.8 million.

Non-interest expense for the second quarter of 2021 was $27.5 million compared to $27.3 million for the first quarter of 2021, an increase of $0.2 million, which is attributed to the write-down on other real estate of $0.3 million.

Year-to-Date Earnings Comparison

In the year-over-year comparison, net income available to common shareholders increased $7.0 million, or 27.7%, from $25.3 million for the six months ended June 30, 2020 to $32.2 million for the same period ended June 30, 2021. Excluding the bargain purchase and sale of land gains of $7.5 million, net of tax, and the decreased provision expense of $11.3 million, net of tax, net income available to common shareholders increased $3.1 million in the year-over-year comparison.

Net interest income increased $4.0 million in the year-over-year comparison, primarily due to interest income earned on a higher volume of loans and securities.

Non-interest income increased $3.8 million in the year-over-year comparison excluding the gains mentioned above. Mortgage income increased $1.3 million and interchange fee income increased $1.4 million in the year-over-year comparison.

Non-interest expense was $54.7 million for the six months ended June 30, 2021 an increase of $3.2 million as compared to the same period ended June 30, 2020. An increase of $3.0 million in salaries and employee benefits contributed to the increase.

Declaration of Cash Dividend

The Company announced that its Board of Directors declared a cash dividend of $0.15 per share to be paid on its common stock on August 25, 2021 to shareholders of record as of the close of business on August 10, 2021.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association (“The First”). Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes operating efficiency ratio, pre-tax, pre-provision operating earnings, diluted operating earnings per common share, fully tax equivalent net interest income, fully tax equivalent net interest margin, core net interest margin, average tax equivalent yield on investment securities, fully tax equivalent average yield on all earning assets, total tangible common equity, tangible book value per common share and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements

This news release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) changes in economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations; (3) interest rate risk; (4) changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to COVID-19; (5) risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; (6) changes in management’s plans for the future; (7) credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values, or competition; (8) changes in accounting principles, policies, or guidelines; (9) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic; (10) the impact of the COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (11) potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and (12) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission, which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Statements about the potential effects of the COVID-19 pandemic on the Company’s assets, business, liquidity, financial condition, prospects, and results of operations may constitute forward-looking statements and are subject to the risks that the actual effects may differ, possibly materially, from what is reflected in these forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the depth, dispersion and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on customers, employees, third parties and the Company.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands except per share data)
EARNINGS DATA	Quarter Ended 6/30/21	Quarter Ended 3/31/21	Quarter Ended 12/31/20	Quarter Ended 9/30/20	Quarter Ended 6/30/20
Total Interest Income	$ 43,238	$ 45,187	$ 45,613	$ 46,337	$ 45,799
Total Interest Expense	5,188	5,958	6,147	6,365	6,619
Net Interest Income	38,050	39,229	39,466	39,972	39,180
FTE net interest income*	38,696	39,884	40,119	40,608	39,772
Provision for credit losses**	-	-	3,523	6,921	7,606
Non-interest income	8,822	9,472	10,928	8,794	15,680
Non-interest expense	27,452	27,264	27,897	26,935	28,070
Earnings before income taxes	19,420	21,437	18,974	14,910	19,184
Income tax expense	3,820	4,793	3,639	2,993	2,241
Net income available to common shareholders	$ 15,600	$ 16,644	$ 15,335	$ 11,917	$ 16,943

PER COMMON SHARE DATA
Basic earnings per share	$ 0.74	$ 0.79	$ 0.72	$ 0.56	$ 0.79
Diluted earnings per share	0.74	0.79	0.72	0.55	0.79
Diluted earnings per share, operating*	0.74	0.79	0.65	0.56	0.52
Quarterly dividends per share	.14	.13	.12	.10	.10
Book value per common share at end of period	31.40	30.64	30.54	29.82	29.34
Tangible book value per common share at period end*	22.57	21.76	21.65	20.93	20.40
Market price at end of period	37.43	36.61	30.88	20.97	22.50
Shares outstanding at period end	21,020,723	21,018,744	21,115,009	21,408,017	21,395,258
Weighted average shares outstanding:
Basic	21,018,772	21,009,088	21,308,838	21,405,309	21,341,913
Diluted	21,207,660	21,200,558	21,421,367	21,544,040	21,437,180

AVERAGE BALANCE SHEET DATA
Total assets	$5,458,531	$5,337,264	$5,136,136	$5,085,340	$4,913,620
Loans and leases	3,042,785	3,097,145	3,153,543	3,165,653	3,156,524
Total deposits	4,629,176	4,410,288	4,195,492	4,212,410	4,069,239
Total common equity	647,850	644,923	640,828	632,527	607,127
Total tangible common equity*	461,743	457,775	451,011	441,635	423,966

SELECTED RATIOS
Annualized return on avg assets (ROA)	1.14%	1.25%	1.19%	0.94%	1.38%
Annualized return on avg assets, operating*	1.14%	1.25%	1.08%	0.95%	0.91%
Annualized pre-tax, pre-provision, operating*	1.42%	1.61%	1.62%	1.74%	1.75%
Annualized return on avg common equity, operating*	9.63%	10.32%	8.63%	7.65%	7.40%
Annualized return on avg tangible common equity, oper*	13.51%	14.54%	12.27%	10.95%	10.60%
Average loans to average deposits	65.73%	70.23%	75.17%	75.15%	77.57%
FTE Net Interest Margin*	3.14%	3.34%	3.51%	3.58%	3.63%
Efficiency Ratio	57.77%	55.24%	54.65%	54.52%	50.62%
Efficiency Ratio, operating*	57.77%	55.24%	56.54%	54.04%	53.91%
*See reconciliation of Non-GAAP financial measures
CREDIT QUALITY
Allowance for credit losses (ACL) as a % of total loans**	1.07%	1.07%	1.15%	1.09%	0.88%
Nonperforming assets to tangible equity + ACL	7.30%	7.52%	8.57%	9.31%	9.84%
Nonperforming assets to total loans + OREO	1.22%	1.20%	1.35%	1.42%	1.44%
Annualized QTD net charge-offs (recoveries) to total loans	0.03%	0.47%	0.25%	0.09%	0.04%
**Beginning January 1, 2021, calculation is based on CECL methodology. Prior to January 1, 2021, calculation was based upon incurred loss methodology

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020
Assets
Cash and cash equivalents	$ 762,486	$ 813,257	$ 562,554	$ 603,736	$ 539,125
Securities available-for-sale	1,280,761	1,135,189	1,022,182	957,458	927,205
Other investments	22,225	22,137	27,475	27,461	26,059
Total investment securities	1,302,986	1,157,326	1,049,657	984,919	953,264
Loans held for sale	6,000	15,119	21,432	22,482	18,632
Total loans	3,036,732	3,055,093	3,123,678	3,155,932	3,171,535
Allowance for credit losses	(32,457)	(32,663)	(35,820)	(34,256)	(28,064)
Loans, net	3,004,275	3,022,430	3,087,858	3,121,676	3,143,471
Premises and equipment	120,667	121,934	123,450	124,875	125,053
Other Real Estate Owned	3,529	5,769	5,802	5,202	5,471
Goodwill and other intangibles	185,597	186,648	187,700	190,380	191,431
Other assets	124,193	120,315	114,307	110,889	108,458
Total assets	$5,509,733	$5,442,798	$5,152,760	$5,164,159	$5,084,905

Liabilities and Shareholders’ Equity
Non-interest bearing deposits^	$ 682,014	$ 632,485	$ 571,079	$ 482,236	$ 486,039
Interest-bearing deposits	3,991,898	3,987,812	3,644,201	3,746,978	3,730,851
Total deposits	4,673,912	4,620,297	4,215,280	4,229,214	4,216,890
Borrowings	-	4,466	114,647	115,827	116,005
Subordinated debentures	144,611	144,572	144,592	144,709	80,756
Other liabilities	31,158	29,514	33,426	36,040	43,459
Total liabilities	4,849,681	4,798,849	4,507,945	4,525,790	4,457,110
Total shareholders’ equity	660,052	643,949	644,815	638,369	627,795
Total liabilities and shareholders’ equity	$5,509,733	$5,442,798	$5,152,760	$5,164,159	$5,084,905
^Reclassified $711,710 to interest-bearing deposits for June 30, 2021

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)

EARNINGS STATEMENT	Three Months Ended
	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20
Interest Income:
Loans, including fees	$ 36,283	$ 38,587	$ 38,472	$ 39,344	$ 39,184
Investment securities	5,925	5,526	5,606	5,309	5,187
Accretion of purchase accounting adjustments	992	1,026	1,494	1,655	1,409
Other interest income	38	48	41	29	19
Total interest income	43,238	45,187	45,613	46,337	45,799
Interest Expense:
Deposits	3,375	3,910	4,262	5,110	5,967
Borrowings	52	288	260	265	224
Subordinated debentures	1,821	1,821	1,823	1,188	1,176
Accretion of purchase accounting adjustments	(60)	(61)	(198)	(198)	(748)
Total interest expense	5,188	5,958	6,147	6,365	6,619
Net interest income	38,050	39,229	39,466	39,972	39,180
Provision for credit losses	-	-	3,523	6,921	7,606
Net interest income after provision for credit losses	38,050	39,229	35,943	33,051	31,574

Non-interest Income:
Service charges on deposit accounts	1,756	1,761	1,925	1,780	1,597
Mortgage Income	2,372	3,162	3,270	2,961	2,646
Interchange Fee Income	3,145	2,644	2,562	2,491	2,395
Gain (loss) on securities, net	77	20	3	32	73
Financial Assistance Award/Bank Enterprise Award	-	-	968	-	-
Bargain Purchase Gain and Gain on Sale of Land	-	-	812	-	7,643
Other charges and fees	1,472	1,885	1,388	1,530	1,326
Total non-interest income	8,822	9,472	10,928	8,794	15,680

Non-interest expense:
Salaries and employee benefits	16,036	16,054	16,642	15,494	15,866
Occupancy expense	3,813	3,879	3,890	3,826	3,200
FDIC/OCC premiums	499	494	520	447	237
Marketing	39	160	71	24	25
Amortization of core deposit intangibles	1,052	1,052	1,052	1,052	1,052
Other professional services	1,049	934	764	990	984
Acquisition charges	-	-	41	238	2,295
Other non-interest expense	4,964	4,691	4,917	4,864	4,411
Total Non-interest expense	27,452	27,264	27,897	26,935	28,070
Earnings before income taxes	19,420	21,437	18,974	14,910	19,184
Income tax expense	3,820	4,793	3,639	2,993	2,241
Net income available to common shareholders	$ 15,600	$ 16,644	$ 15,335	$ 11,917	$ 16,943

Diluted earnings per common share	$ 0.74	$ 0.79	$ 0.72	$ 0.55	$ 0.79
Diluted earnings per common share, operating*	$ 0.74	$ 0.79	$ 0.65	$ 0.56	$ 0.52
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2021	2020
Interest Income:
Loans, including fees	$ 74,870	$ 73,474
Investment securities	11,451	10,491
Accretion of purchase accounting adjustments	2,018	3,124
Other interest income	86	308
Total interest income	88,425	87,397
Interest Expense:
Deposits	7,285	12,001
Borrowings	340	1,141
Subordinated debentures	3,642	2,379
Amortization of purchase accounting adjustments	(121)	(1,369)
Total interest expense	11,146	14,152
Net interest income	77,279	73,245
Provision for credit losses	-	14,708
Net interest income after provision for credit losses	77,279	58,537

Non-interest Income:
Service charges on deposit accounts	3,516	3,511
Mortgage Income	5,534	4,213
Interchange Fee Income	5,789	4,381
Gain (loss) on securities, net	97	247
Financial Assistance Award/Bank Enterprise Award	-	-
Bargain Purchase Gain and Gain on Sale of Land	-	7,643
Other charges and fees	3,359	2,161
Total non-interest income	18,295	22,154

Non-interest expense:
Salaries and employee benefits	32,091	29,094
Occupancy expense	7,692	6,118
FDIC/OCC premiums	993	384
Marketing	199	239
Amortization of core deposit intangibles	2,104	1,990
Other professional services	1,983	1,858
Acquisition charges	-	3,035
Other non-interest expense	9,655	8,790
Total Non-interest expense	54,717	51,508
Earnings before income taxes	40,857	29,183
Income tax expense	8,613	3,929
Net income available to common shareholders	$ 32,244	$ 25,254

Diluted earnings per common share	$ 1.52	$ 1.25
Diluted earnings per common share, operating*	$ 1.52	$ 1.00
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands)
COMPOSITION OF LOANS	June 30, 2021	Percent of Total	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020	Percent of Total
Commercial, financial and agricultural	$ 485,134	16.0%	$ 532,122	$ 561,342	$ 576,812	$ 629,497	19.7%
Real estate – construction	341,864	11.2%	304,457	301,283	330,070	337,337	10.6%
Real estate – commercial	1,215,103	39.9%	1,217,505	1,214,602	1,191,514	1,163,897	36.5%
Real estate – residential	935,827	30.8%	944,032	987,313	999,381	978,372	30.7%
Lease Financing Receivable	3,291	0.1%	3,382	2,733	2,478	2,811	0.1%
Obligations of States & subdivisions	16,489	0.5%	14,996	15,369	13,345	17,010	0.5%
Consumer	39,024	1.3%	38,599	41,036	42,332	42,611	1.3%
Loans held for sale	6,000	0.2%	15,119	21,432	22,482	18,632	0.6%
Total loans	$3,042,732	100%	$3,070,212	$3,145,110	$3,178,414	$3,190,167	100%

COMPOSITION OF DEPOSITS	June 30, 2021	Percent of Total	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020	Percent of Total
Noninterest bearing^	$ 682,014	14.6%	$632,485	$571,079	$482,236	$486,039	11.5%
NOW and other^	704,034	15.1%	702,766	664,626	658,453	601,195	14.3%
Money Market/Savings^	2,758,957	59.0%	2,734,873	2,398,526	2,456,504	2,451,991	58.2%
Time Deposits of less than $250,000	404,437	8.7%	419,556	439,101	473,265	499,406	11.8%
Time Deposits of $250,000 or more	124,470	2.6%	130,617	141,948	158,756	178,259	4.2%
Total Deposits	$4,673,912	100%	$4,620,297	$4,215,280	$4,229,214	$4,216,890	100%

Deposits Without Reclassification^	June 30, 2021	Percent of Total	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020	Percent of Total
Noninterest bearing	$1,393,724	29.8%	$1,328,236	$1,185,980	$1,195,042	$1,189,766	28.2%
Now and other	1,541,915	33.0%	1,562,119	1,347,778	1,335,798	1,347,324	32.0%
Money Market/Savings	1,209,366	25.9%	1,179,769	1,100,473	1,066,353	1,002,135	23.8%
Time Deposits of less than $250,000	404,437	8.7%	419,556	439,101	473,265	499,406	11.8%
Time Deposits of $250,000 or more	124,470	2.6%	130,617	141,948	158,756	178,259	4.2%
Total Deposits	$4,673,912	100%	$4,620,297	$4,215,280	$4,229,214	$4,216,890	100%

ASSET QUALITY DATA	June 30, 2021		Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020
Nonaccrual loans	$ 27,625		$ 29,981	$ 33,774	$ 37,300	$ 39,201
Loans past due 90 days and over	5,834		1,079	2,692	2,396	1,009
Total nonperforming loans	33,459		31,060	36,466	39,696	40,210
Other real estate owned	3,529		5,769	5,802	5,202	5,471
Total nonperforming assets	$ 36,988		$36,829	$42,268	$44,898	$ 45,681

Nonperforming assets to total assets	0.67%		0.68%	0.82%	0.87%	0.90%
Nonperforming assets to total loans + OREO	1.22%		1.20%	1.35%	1.42%	1.44%
ACL to nonperforming loans	97.01%		105.16%	98.23%	86.30%	69.79%
ACL to total loans	1.07%		1.07%	1.15%	1.09%	0.88%

Qtr-to-date net charge-offs (recoveries)	$ 207		$ 3,553	$ 1,959	$ 729	$ 346
Annualized QTD net chg-offs (recs) to loans	0.03%		0.47%	0.25%	0.09%	0.04%
^Reclassified $711,710 to interest-bearing deposits for June 30, 2021

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	June 30, 2021			March 31, 2021			December 31, 2020			September 30, 2020			June 30, 2020
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$853,180	$4,017	1.88%	$699,585	$3,591	2.05%	$659,243	$3,678	2.23%	$616,168	$3,432	2.23%	$605,626	$3,439	2.27%
Tax-exempt securities	367,074	2,554	2.78%	367,322	2,590	2.82%	361,529	2,581	2.86%	341,550	2,513	2.94%	300,922	2,340	3.11%
Total investment securities	1,220,254	6,571	2.15%	1,066,907	6,181	2.32%	1,020,772	6,259	2.45%	957,718	5,945	2.48%	906,548	5,779	2.55%
in other banks	661,069	38	0.02%	614,283	48	0.03%	404,069	41	0.04%	413,786	29	0.03%	321,559	19	0.02%
Loans	3,042,785	37,275	4.90%	3,097,145	39,613	5.12%	3,153,543	39,966	5.07%	3,165,653	40,999	5.18%	3,156,524	40,593	5.14%
Total Interest earning assets	4,924,108	43,884	3.56%	4,778,335	45,842	3.84%	4,578,384	46,266	4.04%	4,537,157	46,973	4.14%	4,384,631	46,391	4.23%
Other assets	534,423			558,929			557,752			548,183			528,989
Total assets	$5,458,531			$5,337,264			$5,136,136			$5,085,340			$4,913,620

Interest-bearing liabilities:
Deposits	$4,374,372	$3,315	0.30%	$4,172,326	$3,849	0.37%	$3,971,379	$4,064	0.41%	$3,960,054	$4,912	0.50%	$3,746,535	$5,219	0.56%
Borrowed Funds	3,355	52	6.20%	100,143	288	1.15%	115,430	260	0.90%	115,935	265	0.91%	116,270	224	0.77%
Subordinated
debentures	144,591	1,821	5.04%	144,590	1,821	5.04%	144,676	1,823	5.04%	81,470	1,188	5.83%	80,736	1,176	5.83%
Total interest bearing liabilities	4,522,318	5,188	0.46%	4,417,059	5,958	0.54%	4,213,485	6,147	0.58%	4,157,459	6,365	0.61%	3,943,541	6,619	0.67%
Other liabilities	288,363			275,282			263,823			295,354			362,952
Shareholders' equity	647,850			644,923			640,828			632,527			607,127
Total liabilities and shareholders' equity	$5,458,531			$5,337,264			$5,136,136			$5,085,340			$4,913,620

Net interest income (FTE)*		$38,696	3.11%		$39,884	3.30%		$40,119	3.46%		$40,608	3.53%		$39,772	3.56%

Net interest margin (FTE)*			3.14%			3.34%			3.51%			3.58%			3.63%

Core net interest margin*			3.05%			3.25%			3.35%			3.41%			3.42%

*See reconciliation for Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
	Three Months Ended
Per Common Share Data	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020
Book value per common share	$ 31.40	$ 30.64	$ 30.54	$ 29.82	$ 29.34
Effect of intangible assets per share	8.83	8.88	8.89	8.89	8.94
Tangible book value per common share	$ 22.57	$ 21.76	$ 21.65	$ 20.93	$ 20.40

Diluted earnings per share	$ 0.74	$ 0.79	$ 0.72	$ 0.55	$ 0.79
Effect of acquisition charges	-	-	0.01	0.01	0.11
Tax on acquisition charges	-	-	-	-	(0.03)
Effect of bargain purchase gain and gain on sale of land	-	-	(0.04)	-	(0.36)
Tax on gain on sale of land	-	-	-	-	0.01
Effect of Treasury awards	-	-	(0.05)	-	-
Tax on Treasury awards			0.01
Diluted earnings per share, operating	$ 0.74	$ 0.79	$ 0.65	$ 0.56	$ 0.52

	Year to Date
		2021		2020
Diluted earnings per share		$ 1.52		$ 1.25
Effect of acquisition charges		-		0.15
Tax on acquisition charges		-		(0.03)
Effect of bargain purchase gain and gain on sale of land		-		(0.38)
Tax on gain on sale of land		-		0.01
Effect of Treasury awards		-		-
Tax on Treasury awards		-		-
Diluted earnings per share, operating		$ 1.52		$ 1.00

	Year to Date
		2021		2020
Net income available to common shareholders		$ 32,244		$ 25,254
Acquisition charges		-		3,035
Tax on acquisition charges		-		(683)
Bargain purchase gain and gain on sale of land		-		(7,643)
Tax on gain on sale of land		-		157
Treasury awards		-		-
Tax on Treasury awards		-		-
Net earnings available to common shareholders, operating		$ 32,244		$ 20,120

	Three Months Ended
Average Balance Sheet Data	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020
Total average assets A	$5,458,531	$5,337,264	$5,136,136	$5,085,340	$4,913,620
Total average earning assets B	4,924,108	$4,778,335	$4,578,384	$4,537,157	$4,384,631
		`
Common Equity C	$ 647,850	$ 644,923	$ 640,828	$ 632,527	$ 607,127
Less intangible assets	186,107	187,148	189,817	190,892	183,161
Total Tangible common equity D	$ 461,743	$ 457,775	$ 451,011	$ 441,635	$ 423,966

	Three Months Ended
Net Interest Income Fully Tax Equivalent	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020
Net interest income E	$ 38,050	$ 39,229	$ 39,466	$ 39,972	$ 39,180
Tax-exempt investment income	(1,908)	(1,935)	(1,928)	(1,877)	(1,748)
Taxable investment income	2,554	2,590	2,581	2,513	2,340
Net Interest Income Fully Tax Equivalent F	$ 38,696	$ 39,884	$ 40,119	$ 40,608	$ 39,772

Annualized Net Interest Margin E/B	3.09%	3.28%	3.45%	3.52%	3.57%
Annualized Net Interest Margin, Fully Tax Equivalent F/B	3.14%	3.34%	3.51%	3.58%	3.63%

Total Interest Income, Fully Tax Equivalent
Total Interest Income	$ 43,238	$ 45,187	$ 45,613	$ 46,337	$ 45,799
Tax-exempt investment income	(1,908)	(1,935)	(1,928)	(1,877)	(1,748)
Taxable investment income	2,554	2,590	2,581	2,513	2,340
Total Interest Income, Fully Tax Equivalent G	$ 43,884	$ 45,842	$ 46,266	$ 46,973	$ 46,391

Yield on Average Earning Assets, Fully Tax Equivalent G/B	3.56%	3.84%	4.04%	4.14%	4.23%

Interest Income Investment Securities, Fully Tax Equivalent
Interest Income Investment Securities	$ 5,925	$ 5,526	$ 5,606	$ 5,309	$ 5,187
Tax-exempt investment income	(1,908)	(1,935)	(1,928)	(1,877)	(1,748)
Taxable investment Income	2,554	2,590	2,581	2,513	2,340
Interest Income Investment Securities, Fully Tax Equivalent H	$ 6,571	$ 6,181	$ 6,259	$ 5,945	$ 5,779

Average Investment Securities I	$ 1,220,254	$ 1,066,907	$1,020,772	$ 957,718	$ 906,548

Yield on Investment Securities, Fully Tax Equivalent H/I	2.15%	2.32%	2.45%	2.48%	2.55%

	Three Months Ended
Core Net Interest Margin	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020
Net interest income (FTE)	$ 38,696	$ 39,884	$ 40,119	$ 40,608	$ 39,772
Less purchase accounting adjustments	1,052	1,026	1,692	1,853	2,157
Net interest income, net of purchase accounting adj J	$ 37,644	$ 38,858	$ 38,427	$ 38,755	$ 37,615

Total average earning assets	$4,924,108	$4,778,335	$4,578,384	$4,537,157	$4,384,631
Add average balance of loan valuation discount	6,373	8,480	9,808	11,501	10,651
Avg earning assets, excluding loan valuation discount K	$4,930,481	$4,786,815	$4,588,192	$4,548,658	$4,395,282

Core net interest margin J/K	3.05%	3.25%	3.35%	3.41%	3.42%

	Three Months Ended
Efficiency Ratio	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020
Operating Expense
Total non-interest expense	$ 27,452	$ 27,264	$ 27,897	$ 26,935	$ 28,070
Pre-tax non-operating expenses	-	-	(41)	(238)	(2,295)
Adjusted Operating Expense L	$ 27,452	$ 27,264	$ 27,856	$ 26,697	$ 25,775

Operating Revenue
Net interest income, FTE	$ 38,696	$ 39,884	$ 40,119	$ 40,608	$ 39,772
Total non-interest income	8,822	9,472	10,928	8,794	15,680
Pre-tax non-operating items	-	-	(1,780)	-	(7,643)
Adjusted Operating Revenue M	$ 47,518	$ 49,356	$ 49,267	$ 49,402	$ 47,809

Efficiency Ratio, operating L/M	57.77%	55.24%	56.54%	54.04%	53.91%

	Three Months Ended
Return Ratios	June 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020
Net income available to common shareholders N	$ 15,600	$ 16,644	$ 15,335	$ 11,917	$ 16,943
Acquisition charges	-	-	41	238	2,295
Tax on acquisition charges	-	-	(10)	(61)	(518)
Bargain purchase gain and gain on sale of land	-	-	(812)	-	(7,643)
Tax on gain on sale of land	-	-	-	-	157
Treasury awards	-	-	(968)	-	-
Tax on Treasury awards	-	-	245	-	-
Net earnings available to common shareholders, operating O	$ 15,600	$ 16,644	$ 13,831	$ 12,094	$ 11,234

Pre-Tax Pre-Provision Operating Earnings
Earnings before income taxes P	$ 19,420	$ 21,437	$ 18,974	$ 14,910	$ 19,184
Acquisition charges	-	-	41	238	2,295
Provision for loan losses	-	-	3,523	6,921	7,606
Treasury Awards and Gains	-	-	(1,780)	-	(7,643)
Pre-Tax, Pre-Provision Operating Earnings Q	$ 19,420	$ 21,437	$ 20,758	$ 22,069	$ 21,442

Annualized return on avg assets N/A	1.14%	1.25%	1.19%	0.94%	1.38%
Annualized return on avg assets, oper O/A	1.14%	1.25%	1.08%	0.95%	0.91%
Annualized pre-tax, pre-provision, oper Q/A	1.42%	1.61%	1.62%	1.74%	1.75%
Annualized return on avg common equity, oper O/C	9.63%	10.32%	8.63%	7.65%	7.40%
Annualized return on avg tangible common equity, operating O/D	13.51%	14.54%	12.27%	10.95%	10.60%

Mortgage Department
Net Interest Income after provision for credit losses	$ 113	$ 140	$ 133	$ 142	$ 127
Loan fee income	2,372	3,162	3,270	2,961	2,646
Salaries and employee benefits	(1,165)	(1,512)	(1,329)	(1,444)	(1,246)
Other non-interest expense	(131)	(126)	(105)	(110)	(99)
Earnings before income taxes	$ 1,189	$ 1,664	$ 1,969	$ 1,549	$ 1,428

Contacts

M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998